UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 22, 2009

AuraSource, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-28585	68-0427395
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7377 East Doubletree Ranch Road, Suite 288 Scottsdale, AZ	85258
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (480) 368-1829

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Item 3.02.  Unregistered Sales of Equity Securities.

On October 22, 2009, the Company completed a private placement offering to certain institutional and accredited investors (“Investors”) pursuant to which the Company sold an aggregate of 5,287,324 shares of the Company’s common stock resulting in gross proceeds of $2,643,662 to the Company. The Company intends to use proceeds of the offering for working capital and to develop a pilot plant in the Gulf of Tonkin Economic and Development Area which utilizes a low temperature catalytic process to reform oil shale, asphalt shale and low-ranking coal to hydrocarbon clean fuel products in a highly-efficient manner. The Company has no material relationship with any of the institutional and accredited investors participating in the private placement offering other than in respect of the Subscription Agreements.

In connection with the closing of the private placement offering, the Company paid a commission of $264,366 to Source Capital Group, Inc. as exclusive agents for the private placement offering and will issue to Source Capital Group, Inc. 528,732 three year warrants exercisable for aggregate proceeds to the Company of $290,802.

The issuance of the shares of the Company’s common stock to the Investors pursuant to the Subscription Agreements, and the sale of warrants to Source Capital Group, Inc. are intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (“Commission”) under the Securities Act, as the Shares were sold to accredited investors and were not sold through any general solicitation or advertisement. The shares sold by the Company have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent such registration or an available exemption from registration.

A copy of the subscription agreement is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1	Form of Subscription Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, AuraSource, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURASOURCE, INC.

Date:  October 23, 2009                                                                By:         /s/ Eric Stoppenhagen
Eric Stoppenhagen
Chief Financial Officer

Exhibit Index

Exhibit Number                                                                                    Description of Exhibit
99.1	Form of Subscription Agreement.